UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 19, 2009, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing a two-for-one stock split of the Registrant’s outstanding shares of common stock. The Board of Directors also announced plans to increase the quarterly dividend by 20 percent to $0.06 per common share on a post-split basis beginning in the third fiscal quarter of 2009.

The split will be in the form of a stock dividend, whereby each stockholder will receive one additional share for each share owned. The new shares will be distributed on June 15, 2009 to stockholders of record at the close of business on May 29, 2009.

The Registrant also reaffirmed its previously announced expectations for fiscal year 2009 diluted earnings per share from continuing operations in the range of $3.18 to $3.30, or $1.59 to $1.65 on a post-split basis. The Registrant also reaffirmed the key assumptions supporting the fiscal year 2009 diluted earnings per share from continuing operations range.

A copy of the news release, dated May 19, 2009, is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1 New Release, dated May 19, 2009, regarding the Registrant’s two-for-one stock split, planned dividend increase and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: May 19, 2009

By: /s/ Michael D. DiCandilo
       Name: Michael D. DiCandilo
       Title: Executive Vice President
                 and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	New Release, dated May 19, 2009, regarding the Registrant’s two-for-one stock split, planned dividend increase and other matters.